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                                                                Exhibit 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 29, 2004 relating to the consolidated financial statements, which appears in Zoltek Companies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004 and our report dated December 29, 2004 relating to the financial statement schedule, which appears in Zoltek Companies, Inc's Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


St. Louis, Missouri
February 7, 2005